UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 20, 2007

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-22462 (Commission File Number)	16-1445150 (IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices)     (Zip Code)

(716) 826-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	Other Events
Amendment of the Gibraltar Steel Corporation Incentive Stock Option Plan
     On June 15, 2007, the Company adopted the First Amendment (the “ISOP Amendment”) to the Fifth Amendment and Restatement of the Gibraltar Steel Corporation Incentive Stock Option Plan (the “Incentive Stock Option Plan”). The ISOP Amendment modifies the manner in which an option holder (“Optionee”) may pay the exercise price payable in connection with the exercise of any option outstanding under the Incentive Stock Option Plan.
     As a result of the ISOP Amendment, an Optionee may exercise his or her option (i) by delivery to the Company of cash or a certified or bank check payable to the order of the Company in an amount equal to the purchase price payable in connection with the exercise of such option; (ii) by delivery to the Company of previously acquired shares of the Company’s Common Stock having an aggregate fair market value equal to the purchase price payable in connection with the exercise of such option; (iii) to the extent permitted under applicable law, through any cashless exercise sale and remittance procedure that the Committee, in its discretion, may from time to time approve; and (iv) by a “net exercise” arrangement whereby the number of shares of Common Stock issued to the Optionee will be reduced by the Company’s retention of a portion of such shares otherwise issuable in connection with the exercise of the option having an aggregate fair market value equal to the sum of: (A) the purchase price for the shares (including retained shares) which are to be issued upon the exercise of the option; and (B) the aggregate amount of the statutory minimum withholding taxes payable in connection with the Optionee’s payment of the purchase price using the “net exercise” arrangement.
     A copy of the ISOP Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Amendment of the Gibraltar Steel Corporation Non-Qualified Stock Option Plan
     On June 15, 2007, the Company adopted the Second Amendment (the “NQSOP Amendment”) to the Second Amendment and Restatement of the Gibraltar Steel Corporation Non-Qualified Stock Option Plan (the “Non-Qualified Stock Option Plan”). The NQSOP Amendment modifies the manner in which an option holder (“Optionee”) may pay the exercise price payable in connection with the exercise of any option outstanding under the Non-Qualified Stock Option Plan.
     As a result of the NQSOP Amendment, an Optionee may exercise his or her option (i) by delivery to the Company of cash or a certified or bank check payable to the order of the Company in an amount equal to the purchase price payable in connection with the exercise of such option; (ii) by delivery to the Company of previously acquired shares of the Company’s Common Stock having an aggregate fair market value equal to the purchase price payable in connection with the exercise of such option; (iii) to the extent permitted under applicable law, through any cashless exercise sale and remittance procedure that the Committee, in its discretion, may from time to time approve; and (iv) by a “net exercise” arrangement whereby the number of shares of Common Stock issued to the Optionee will be reduced by the Company’s retention of a portion of such shares otherwise issuable in connection with the exercise of the option having an aggregate fair market value equal to the sum of: (A) the purchase price for the shares (including retained shares) which are to be issued upon the exercise of the option; and (B) the aggregate amount of the statutory minimum withholding taxes payable in connection with the Optionee’s payment of the purchase price using the “net exercise” arrangement.
     A copy of the NQSOP Amendment is filed as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
(a)	Not Applicable.

(b)	Not Applicable

(c)	Exhibits

Exhibit No.	Description
10.1	Amendment of the Gibraltar Steel Corporation Incentive Stock Option Plan

10.2	Amendment of the Gibraltar Steel Corporation Non-Qualified Stock Option Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2007
GIBRALTAR INDUSTRIES, INC.
/s/ David W. Kay
	Name:	David W. Kay
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description

Exhibit 10.1	Amendment of the Gibraltar Steel Corporation Incentive Stock Option Plan

Exhibit 10.2	Amendment of the Gibraltar Steel Corporation Non-Qualified Stock Option Plan